Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

June 18, 2008

Celera Corporation

1401 Harbor Bay Parkway

Alameda, California 94502

Re:	Celera Corporation
Registration Statement on Form S-1 (File No. 333-149457)

Ladies and Gentlemen:

We have acted as special counsel to Applera Corporation, a Delaware corporation (“Applera”) and direct parent of Celera Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement (as hereinafter defined) on Form S-1, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which relates to the proposed separation (the “Separation) of the businesses, assets and liabilities attributable to Applera’s Celera Group (the “Celera Group”) from Applera’s remaining operations by means of a redemption (the “Redemption”), pursuant to Section 2.4(d) of Applera’s Restated Certificate of Incorporation, of each outstanding share of Celera Group common stock, par value $0.01 per share (the “Celera Group Common Stock”), in exchange for one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Registration Statement registers 100,209,015 shares of Common Stock, consisting of the following: (i) approximately 80,138,515 shares of the Common Stock issuable in the Redemption in exchange for a like number of outstanding shares of Celera Group Common Stock (the “Redemption Shares”), (ii) approximately 20,000,000 shares of the Common Stock authorized for issuance pursuant to the Celera Corporation 2008 Equity Incentive Plan (the “EIP Shares”), (iii) approximately 12,500 shares of the Common Stock authorized for issuance pursuant to the Separation Agreement (as hereinafter defined) in respect of outstanding options under the Applera Europe BV Sharesave Scheme 2001 (the “UK Shares”), and (iv) approximately 58,000 shares of the Common Stock authorized for issuance in respect of outstanding awards under the Applera Corporation/Celera Group Amended and Restated 1999 Stock Incentive Plan and The Perkin-Elmer Corporation 1997 Stock Incentive Plan (such shares together with the EIP Shares and the UK Shares, the “Plan Shares”, and the Plan Shares collectively with the Redemption Shares, the “Shares”).  The Celera Corporation 2008 Stock Incentive Plan, the Applera Europe BV Sharesave Scheme 2001, the Applera Corporation/Celera Group Amended and Restated 1999 Stock Incentive Plan, and The Perkin-Elmer Corporation 1997 Stock Incentive Plan are collectively referred to herein as the “Plans”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In connection with the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)                                     the Company’s Registration Statement on Form S-1 (File No. 333-149457) relating to the Shares as filed with the Commission under the Securities Act and Pre-Effective Amendments No. 1 through No. 7 (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(ii)                                  the Separation Agreement (the “Separation Agreement”) by and between the Company and Applera, dated as of May 8, 2008;

(iii)                               the form of the Celera Corporation 2008 Stock Incentive Plan, filed as an exhibit to the Registration Statement on June 16, 2008 (the “Celera Plan”);

(iv)                              the Applera Europe BV Sharesave Scheme 2001;

(v)                                 the Applera Corporation/Celera Group Amended and Restated 1999 Stock Incentive Plan;

(vi)                              the Perkin-Elmer Corporation 1997 Stock Incentive Plan;

(vii)                           the Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Delaware;

(viii)                        the form of the Amended and Restated Certificate of Incorporation of the Company intended to be filed with the Secretary of State of the State of Delaware, filed as an exhibit to the Registration Statement on June 12, 2008;

(ix)                                the Bylaws of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of the Company;

(x)                                   the form of the Amended and Restated Bylaws of the Company, filed as an exhibit to the Registration Statement on June 12, 2008;

(xi)                                a specimen certificate representing the Common Stock;

(xii)                             certain resolutions of the board of directors of the Company relating to the issuance of the Shares, the Celera Plan and related matters; and

(xiii)                          certain resolutions of Applera as sole stockholder of the Company relating to the Celera Plan.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and Applera and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, Applera and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, Applera and others.

In rendering the opinions set forth below, we have assumed that if issued in physical form, certificates representing shares of the Common Stock in the form examined by us will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar or, if issued in book entry form, an appropriate account statement evidencing shares of the Common Stock credited to the recipient’s account maintained with the Company’s transfer agent for the Common Stock will be issued by said transfer agent.  In rendering the opinions set forth below, we have also assumed, with respect to grants of options or other awards under the Plans after the date hereof, that the Company will take all corporate action required under the Celera Plan in connection with such grants.

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and:

(a)                                  when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Redemption is consummated, and (iii) the Redemption Shares are issued and delivered in exchange for a like number of shares of Celera Group Common Stock, the Redemption Shares will be validly issued, fully paid and nonassessable; and

(b)                                 when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Redemption is consummated, and (iii) the Plan Shares are issued and paid for by the Plan participants as contemplated by the Plans and in accordance with the terms and conditions of the Plans and the applicable award agreements, the Plan Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate,
Meagher & Flom LLP